NETGEAR CORPORATE GOVERNANCE GUIDELINES
(as last amended April 20, 2018)

Introduction

The following Corporate Governance Guidelines (the “Guidelines”) have been adopted by the Board of Directors (the “Board”) of NETGEAR, Inc. (the “Company”) to assist the Board in the exercise of its responsibilities. These Guidelines reflect the Board’s commitment to monitor the effectiveness of policy and decision making at both the Board and management level, with the objective of enhancing stockholder value over the long term. The Board intends that these Guidelines serve as a flexible framework, not as a set of binding legal obligations, and should be interpreted in the context of all applicable laws and regulations, the Company’s charter documents, and other governing legal documents. These Guidelines are subject to future refinement or changes as the Board may find necessary or appropriate in order for the Company to achieve its objectives.

The Mission of the Board of Directors

The Board of Directors is the ultimate decision-making body of the Company, subject only to matters requiring stockholder approval. The Board’s primary responsibility is to monitor and assist management in creating long-term value for the Company’s stockholders in an ethical and socially responsible manner. The Board selects the Chief Executive Officer in a manner that it determines to be in the best interests of its stockholders. The senior management team, including the Chief Executive Officer, is responsible for the conduct of the Company’s business on a daily basis. The Board monitors the effectiveness of management policies and decisions, including the execution of its strategies.

The board of directors has the authority to appoint committees to perform certain management and administrative functions. Our board of directors currently has an audit committee, a compensation committee, and a nominating and corporate governance committee.

Guidelines for Corporate Governance

Selection of the Board
The Nominating and Corporate Governance Committee is primarily responsible for identifying and recommending qualified prospective director nominees.

Board Membership Criteria
The Nominating and Corporate Governance Committee is primarily responsible for determining and reviewing the appropriate skills, experience, and characteristics required of Board members and for making recommendations to the Board from time to time for additional members, as well as members to fill Board vacancies and Board nominees for election by the stockholders at the Annual Meeting. The Board and the Nominating and Corporate Governance Committee consider the mix of skills, experience, character, commitment, and diversity of background, all in the context of the requirements of the Board at that point in time. Additionally, in determining whether to recommend a Director for re-election, the Nominating and Corporate Governance Committee also considers the Director’s past attendance at Board and Committee meetings and level and quality of participation in and contributions to the activities of the Board, and any relationships and transactions that might impair such Director’s independence. In the case of new Director candidates, the Board and the Nominating and Corporate Governance Committee also determine whether such nominee must be independent as required by the rules and regulations of The NASDAQ Stock Market LLC and the Securities and Exchange Commission.

Extending the Invitation to a Potential Director to Join the Board
The invitation for a potential Director to join the Board should be extended by the lead independent director on behalf of the Board.

Orientation for New Board Members
The Nominating and Corporate Governance Committee shall be responsible for the review of management’s orientation process for new Directors. This process includes cultural orientation, providing background material on strategies, competition, and financial history, technology demonstrations, meetings with senior management, and visits to Company facilities.

Board Leadership

Selection of the Chair
The Board may select a Chair of the Board in the manner and upon the criteria that the Board deems appropriate at the time of selection. Currently, the positions of the Chair and Chief Executive Officer are not separated.

Board Composition, Compensation and Performance

Size of the Board
The Board believes that between eight (8) and twelve (12) members is an appropriate size for the Company based on its present circumstances. The Board shall periodically review its size to ensure that the current number of members most effectively supports the Company.

Time Commitment and Service on Other Boards
Each Director is expected to ensure that his or her other existing and planned future commitments do not materially interfere with such Director’s service on the Board. Service by the Directors on boards and/or committees of other entities is not prohibited, but should be consistent with the Company’s conflict of interest policies. Directors must notify the chair of the Nominating and Corporate Governance Committee in advance of accepting an invitation to serve on another for-profit corporate board. No Director may serve on more than three public company boards (including the Company’s Board) without first obtaining specific approval from the Board or appropriate Committee.

Ratio of Independent Directors
The Board shall be comprised of a majority of Independent Directors on the Board. In determining the independence of a Director, the Board will use the definition of “independent director” that meet the rules, regulations, and requirements of applicable regulatory agencies, as well as other factors that will contribute to effective oversight and decision-making by the Board.

Majority Vote Standard in Uncontested Elections
In accordance with the Company’s Bylaws, a nominee for director must receive more votes cast for than against his or her election or re-election in order to be elected or re-elected to the Board, provided, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which, as of the date that is ten (10) calendar days in advance of the date that the Company files its definitive proxy statement for such meeting with the SEC, the number of nominees exceeds the number of directors to be elected at the meeting. The Board expects a director to tender his or her resignation if he or she fails to receive the required number of votes for election or re-election. The Board shall nominate for election or re-election as director only candidates who have tendered, in advance of such nomination, an irrevocable, conditional resignation that will be effective only upon both (i) the failure to receive the required vote at the next stockholders’ meeting at which they face re-election and (ii) Board acceptance of such resignation.

If an incumbent director fails to receive the required vote for re-election, the Nominating and Corporate Governance Committee will act on an expedited basis, within forty five (45) days of the date of the stockholder meeting at which the election of directors occurred, to determine whether to accept or reject the director’s resignation or whether other action should be taken, and will submit such recommendation for prompt consideration by the Board. The Board shall take formal action on the Nominating and Corporate Governance Committee’s recommendation within ninety (90) days of the date of the stockholder meeting at which the election of directors occurred. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. The Nominating and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept or reject a director's resignation or whether other action should be taken. Following the Board’s decision on the Nominating and Corporate Governance Committee’s recommendation, the Company, within four business days after such decision is made, shall publicly disclose the Board’s decision in a Form 8-K filed with the SEC, together with an explanation of the process by which the decision was made and, if applicable, the Board’s reason or reasons for rejecting the tendered resignation.

Retirement
No Director who has reached the age of at least 72 years at the expiration of his or her current term may be nominated to a new term, unless the Board, upon recommendation of the Nominating and Corporate Governance Committee, waives the retirement age for such Director. This waiver must be renewed each time such Director is up for re-election.

Directors Who Change Their Job Responsibility
The Board does not believe that Directors who retire or change jobs should necessarily leave the Board. There should, however, be an opportunity for the Board, through the Nominating and Corporate Governance Committee, to review the continued appropriateness of such Director’s Board membership under these circumstances. Accordingly, in the event any Director has a principal job change or other similarly significant change in professional occupation or association, including retirement, such Director shall promptly inform the Board. The Nominating and Corporate Governance Committee shall review such job change and, after consideration of the continued appropriateness of such Director’s Board membership under the new circumstances, determine whether to recommend that the Board request that such Director tender his or her resignation. If the Board agrees with the Nominating and Corporate Governance Committee’s recommendation, the Board expects that such Director will promptly tender his or her resignation.

Board Compensation
Management of the Company shall report periodically to the Compensation Committee on how the Company’s Director compensation practices compare with that of comparable public companies. Changes in Director compensation, if any, should come at the suggestion of the Compensation Committee, but with full discussion and approval by the Board. The Board believes that a meaningful portion of a Director’s compensation package should be provided in Company stock or stock options.

Stock Ownership by Directors and Executive Officers
Our Board of Directors adopted stock ownership guidelines for our directors and executive officers, effective as of January 1, 2005, as amended. The guidelines require our directors to own a minimum of 5,000 shares of NETGEAR common stock, and our executive officers to own NETGEAR common stock with a value equal to a multiple of the officer’s salary level. Under the guidelines, our Chief Executive Officer is expected to eventually own shares valued at approximately six times his annual base salary. Other executive officers are expected to achieve ownership levels equal to approximately one to three times base salary. Directors and officers have a five-year period in which to achieve the required compliance level. The directors and officers continue to try to achieve these ownership levels.

Executive Sessions of Independent (Outside) Directors
The Independent (outside) Directors will meet periodically in executive session, i.e., with no management Directors or management present. Any Independent Director may call for a meeting in executive session.

Board Evaluation
The Nominating and Corporate Governance Committee shall manage an annual evaluation of the performance of the full Board and its Committees and shall report on such evaluation to the Board. The Nominating and Corporate Governance Committee shall be responsible for establishing the evaluation criteria and implementing the process for such evaluation. The evaluation shall include an assessment of the Board’s compliance with the principles set forth in these Guidelines, as well as recommendations for improving the Board’s and each Committee’s effectiveness in serving the best interests of the Company and its stockholders, specific areas in which the Board and management believe that the performance of the Board and its Committees could be improved, and overall Board composition and makeup.

Director Education
The Nominating and Corporate Governance Committee shall have oversight over continuing education for directors. The Company shall sponsor, or make available, a number of educational programs including, but not limited to, accredited directors’ programs, Board education seminars, technical summits and product reviews. Board members shall meet the continuing education requirements of any applicable regulatory agencies.

Board Meetings; Involvement of Management; Outside Advisors

Frequency of Meetings
There shall be at least four regularly scheduled meetings of the Board each year. The Board will hold additional meetings as needed. Board members are expected to participate in meetings of the Board and of Committees on which they serve. Additionally, members of the Board are encouraged to attend the Company’s Annual Meeting of Stockholders.

Selection of Agenda Items for Board Meetings
The Chair of the Board, taking into account suggestions from other members of the Board, will establish the agenda for each Board meeting. Each Board member is free to suggest the inclusion of items on the agenda and to raise at any Board meeting items that are not on the agenda but are appropriate for discussion at such meeting.

The Board believes that certain continuing oversight responsibilities should have priority on the agenda, taking into account the overall focus of preserving and increasing stockholder value, including review of Company strategy and performance, management oversight, ethical business practices and legal compliance, accounting and financial controls, financial structure, preservation of assets, and Board effectiveness.

Board Materials Distributed in Advance
Information and data that is important to the Board’s understanding of matters on the agenda should be distributed in writing or electronically to the Board in advance of the Board meetings. Committee materials shall be distributed to all Board members. Board members are expected to review meeting materials in advance of Board and Committee meetings. The Board acknowledges that sensitive subject matters may be discussed at the Board meeting without written materials being distributed in advance or at the meeting.

Board Access to Management
Board members shall have complete access to the Company’s management. Board members shall use their business judgment to be sure that this contact is not unduly distracting to the business operations of the Company. The Board may specify a protocol for making such inquiries.

The Board welcomes the regular attendance at each Board meeting of selected members of management as invited by the Chair. Should the Chief Executive Officer want to add additional people as attendees on a regular basis, it is expected that this suggestion would be made to the Board for its concurrence.

Furthermore, the Board encourages management to bring to Board meetings, from time to time, Company personnel who can provide additional insight into the items being discussed because of their expertise in these areas, and/or represent employees with future potential that the management believes should be given exposure to the Board.

Availability of Outside Advisors
The Board and its Committees may retain outside advisors as deemed necessary or appropriate at the Company’s expense.

Committees

Number and Composition of Committees
The current Committees of the Board are the Audit, Compensation, Cybersecurity, and Nominating and Corporate Governance Committees. Each Committee shall have a written charter of responsibilities, duties, and authorities, which shall be reviewed by the Board periodically to determine, after considering the views of the Committee members, the appropriateness of the purpose for which the Committee was formed and for which it is being maintained. The Board may, from time to time, want to form a new Committee or disband a current Committee depending on current circumstances. Committee composition shall conform to applicable laws and regulations.

Assignment and Rotation of Committee Members

The Nominating and Corporate Governance Committee is responsible for recommending the assignment of Board members to various Committees. Generally, a Board member should not be a chair of more than one Committee. The full Board shall approve Committee assignments.

The Nominating and Corporate Governance Committee shall periodically review the Committee assignments and shall consider the rotation of Committee chair and members; however, the Board does not have a specific policy mandating rotation of Committee assignments since special knowledge or experience may determine the need for a particular Director serving for an extended period on one or more Committees.

Frequency and Length of Committee Meetings
The Committee chair, in consultation with Committee members as necessary, will determine the frequency and length of the meetings of the Committee, consistent with such Committee’s charter.

Committee Agenda and Report
The Committee Chair, in consultation with the appropriate members of the Committee and management, will develop the Committee’s agenda. The agendas and meeting minutes of the Committees will be shared with the full Board.

Leadership Development

Annual Chief Executive Officer Evaluation
The Board is responsible for conducting an annual evaluation of the Chief Executive Officer. The evaluation should be based on objective criteria, including performance of the business and accomplishment of long-term strategic objectives. The evaluation will be used by the Compensation Committee in the course of its deliberations when considering the compensation of the Chief Executive Officer.

Succession Planning and Management Development
As part of the Board’s process on succession planning, the Chief Executive Officer shall periodically report to the Board or appropriate Committee on management development and succession planning for senior management, including the Chief Executive Officer position. In addition, the Chief Executive Officer shall prepare, on a continuing basis, a short-term succession plan which outlines temporary delegation of authority to certain officers of the Company, if one or more members of senior management, including the Chief Executive Officer, should unexpectedly become unable to perform his or her duties.

Outside Board Memberships-Senior Management
Service by the Company’s executive officers on boards and/or committees of other entities is not prohibited, but should be consistent with the Company’s conflict of interest policies and subject to the prior approval of the Company’s Chief Executive Officer and General Counsel. In addition, the Chief Executive Officer and other members of senior management must seek prior approval of the Nominating and Corporate Governance Committee before accepting outside board memberships with for profit entities, and any such appointments shall be reported to the full Board. No executive officer may serve on more than one outside for-profit company board without first obtaining specific approval from the Board.

Periodic Review of Guidelines

Periodic Review
The Nominating and Corporate Governance Committee shall conduct a periodic review of these Guidelines, as well as con-sider other corporate governance principles that may, from time to time, merit consideration by the Board. The full Board shall approve any changes made to these Guidelines and principles.